Exhibit 99.B(d)(73)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AXA Rosenberg Investment Management LLC

Dated October 9, 2006, as amended on September 18, 2007 and June 29, 2009

SEI INSTITUTIONAL INVESTMENTS TRUST

Emerging Markets Equity Fund

World Equity Ex-US Fund

International Equity Fund

Screened World Equity Ex-US Fund

Agreed and Accepted:

SEI Investments Management Corporation	AXA Rosenberg Investment Management LLC

By:	By:
/s/ David F. McCann	/s/ Doug Burton

Name:	Name:
David F. McCann	Doug Burton

Title:	Title:
Vice President	Americas CEO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AXA Rosenberg Investment Management LLC

Dated October 9, 2006, as amended on September 18, 2007 and June 29, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI INSTITUTIONAL INVESTMENTS TRUST

Emerging Markets Equity Fund	x.xx	%
World Equity Ex-US Fund	x.xx	%
International Equity Fund	x.xx	%
Screened World Equity Ex-US Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	AXA Rosenberg Investment Management LLC

By:	By:
/s/ David F. McCann	/s/ Doug Burton

Name:	Name:
David F. McCann	Doug Burton

Title:	Title:
Vice President	Americas CEO